UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
GRUBB & ELLIS APARTMENT REIT, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1551 N. Tustin Avenue, Suite 300 Santa Ana, CA 92705 714.667.8252 main 714.667.6860 fax www.gbe-reits.com/apartment

April 30, 2009

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the 2009 Annual Meeting of Stockholders of Grubb & Ellis Apartment REIT, Inc., to be held on June 23, 2009 at 10:00 a.m. local time, at The Jefferson Hotel, 101 West Franklin Street, Richmond, Virginia 23220. We look forward to your attendance.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be acted upon by the stockholders. A report on the status of our initial public offering and our portfolio of properties will also be presented at the 2009 Annual Meeting of Stockholders, and our stockholders will have an opportunity to ask questions.

Your vote is very important. Regardless of the number of our shares you own, it is very important that your shares be represented at the 2009 Annual Meeting of Stockholders. ACCORDINGLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE 2009 ANNUAL MEETING OF STOCKHOLDERS IN PERSON, I URGE YOU TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE. You may do this by completing, signing and dating the accompanying proxy card and returning it via fax to (212) 645-8046 or in the accompanying self-addressed postage-paid return envelope. You also may authorize a proxy via the Internet at https://www.proxyvotenow.com/aptre or by telephone by dialing toll-free 1-866-888-4066. Please follow the directions provided in the proxy statement. This will not prevent you from voting in person at the 2009 Annual Meeting of Stockholders, but will assure that your vote will be counted if you are unable to attend the 2009 Annual Meeting of Stockholders.

YOUR VOTE COUNTS. THANK YOU FOR YOUR ATTENTION TO THIS MATTER, AND FOR YOUR CONTINUED SUPPORT OF, AND INTEREST IN, OUR COMPANY.

Sincerely,

Stanley J. Olander, Jr.
Chief Executive Officer, President and Chairman

1551 N. Tustin Avenue, Suite 300 Santa Ana, CA 92705 714.667.8252 main 714.667.6860 fax www.gbe-reits.com/apartment

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 23, 2009

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Stockholders of Grubb & Ellis Apartment REIT, Inc., a Maryland corporation, will be held on June 23, 2009 at 10:00 a.m. local time, at The Jefferson Hotel, 101 West Franklin Street, Richmond, Virginia 23220, for the purpose of electing five directors, each to hold office for a one-year term expiring at the 2010 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies.

This proposal is discussed in the following pages, which are made part of this notice. Our stockholders of record on April 13, 2009 are entitled to vote at the 2009 Annual Meeting of Stockholders of Grubb & Ellis Apartment REIT, Inc. The list of stockholders entitled to vote will be available for inspection at the offices of Grubb & Ellis Apartment REIT, Inc., 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705, for the ten-day period immediately preceding the 2009 Annual Meeting of Stockholders. We reserve the right, in our sole discretion, to adjourn the 2009 Annual Meeting of Stockholders to provide more time to solicit proxies for the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 23, 2009

The proxy statement and annual report to stockholders are available at www.eproxyaccess.com/aptre.

You may obtain directions to attend the 2009 Annual Meeting of Stockholders of Grubb & Ellis Apartment REIT, Inc. by calling (804) 285-1082.

Please sign and date the accompanying proxy card and return it promptly by fax to (212) 645-8046 or in the accompanying self-addressed postage-paid return envelope whether or not you plan to attend. You also may authorize a proxy electronically via the Internet at https://www.proxyvotenow.com/aptre or by telephone by dialing toll-free 1-866-888-4066. Instructions are included with the proxy card. If you attend the 2009 Annual Meeting of Stockholders, you may vote in person if you wish, even if you previously have returned your proxy card or authorized a proxy electronically. You may revoke your proxy at any time prior to its exercise.

By Order of the Board of Directors,

Andrea R. Biller
Secretary

GRUBB & ELLIS APARTMENT REIT, INC.
1551 N. Tustin Avenue, Suite 300
Santa Ana, California 92705
Telephone: (714) 667-8252

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Grubb & Ellis Apartment REIT, Inc., or Grubb & Ellis Apartment REIT, for use in voting at the 2009 Annual Meeting of Stockholders, or the annual meeting, to be held on June 23, 2009 at 10:00 a.m. local time, at The Jefferson Hotel, 101 West Franklin Street, Richmond, Virginia 23220, and at any adjournment or postponement thereof, for the purposes set forth in the attached notice. The proxy solicitation materials are being mailed to stockholders on or about April 30, 2009.

About the Meeting

What is the purpose of the annual meeting?

At the annual meeting, stockholders will vote to elect five directors, each to hold office for a one-year term expiring at the 2010 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies.

Management will report on the status of our initial public offering, or our Offering, and our portfolio of properties, and will respond to questions from stockholders. In addition, representatives of Deloitte & Touche LLP, our independent registered public accounting firm, are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to questions from the stockholders.

What is the Board of Directors’ voting recommendation?

Unless you give other instructions on your proxy card, the individuals named on the card as proxy holders will vote in accordance with the recommendations of the Board of Directors. The Board of Directors recommends that you vote your shares “FOR ALL NOMINEES” to the Board of Directors. No director has informed us that he or she intends to oppose any action intended to be taken by us.

What happens if additional proposals are presented at the annual meeting?

Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the annual meeting. If other matters are presented and you are authorizing a proxy, your proxy grants the individuals named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Who is entitled to vote?

Only stockholders of record at the close of business on April 13, 2009, or the record date, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they hold on that date at the annual meeting or any postponements or adjournments of the annual meeting. As of the record date, we had 15,901,519 shares of common stock issued and outstanding and entitled to vote. Each outstanding share of common stock entitles its holder to cast one vote on each proposal to be voted on.

What constitutes a quorum?

If 50.0% of the shares outstanding on the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting, permitting the conduct of business at the meeting. Abstentions and broker non-votes will be counted to determine whether a quorum is present. A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

How do I vote my shares at the annual meeting?

Authorizing a Proxy by Mail — Stockholders may authorize a proxy by completing the accompanying proxy card and mailing it in the accompanying self-addressed postage-paid return envelope. Completed proxy cards must be received by June 22, 2009.

Authorizing a Proxy by Fax — Stockholders may authorize a proxy by completing the accompanying proxy card and faxing it to (212) 645-8046 until 5:00 p.m. Pacific Daylight Time on June 22, 2009.

Authorizing a Proxy by Telephone — Stockholders may authorize a proxy by telephone by dialing toll-free at 1-866-888-4066 until 5:00 p.m. Pacific Daylight Time on June 22, 2009.

Authorizing a Proxy by Internet — Stockholders may authorize a proxy electronically using the Internet at https://www.proxyvotenow.com/aptre until 5:00 p.m. Pacific Daylight Time on June 22, 2009.

Can I revoke my proxy after I return my proxy card or after I authorize a proxy by telephone, fax or over the Internet?

If you are a stockholder of record as of April 13, 2009, you may revoke your proxy at any time before the proxy is exercised at the annual meeting by delivering to our Secretary a written notice of revocation or a properly signed proxy bearing a later date, or by attending the annual meeting and voting in person (although attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request). To revoke a proxy previously submitted by telephone, fax or over the Internet, you may simply authorize a proxy again at a later date using the same procedure set forth above, but before the deadline for telephone or Internet proxy authorization, in which case the later submitted proxy will be recorded and the earlier proxy revoked.

If you hold shares of our common stock in “street name,” you will need to contact the institution that holds your shares and follow its instructions for revoking a proxy.

What vote is required to elect the director nominees?

To elect the director nominees, the affirmative vote of a majority of the shares of our common stock present in person or by proxy at a meeting at which a quorum is present must be cast in favor of the proposal. Abstentions and broker non-votes will count as votes against the proposal to elect the director nominees.

Will my vote make a difference?

Yes. Your vote is needed to ensure that the proposal can be acted upon. Unlike most other public companies, no large brokerage houses or affiliated groups of stockholders own substantial blocks of our shares. As a result, a large number of our stockholders must be present in person or by proxy at the annual meeting to constitute a quorum. AS A RESULT, YOUR VOTE IS VERY IMPORTANT EVEN IF YOU OWN ONLY A SMALL NUMBER OF SHARES! Your immediate response will help avoid potential delays and may save us significant additional expense associated with soliciting stockholder proxies. We encourage you to participate in the governance of Grubb & Ellis Apartment REIT and welcome your attendance at the annual meeting.

Who will bear the costs of soliciting proxies for the meeting?

Grubb & Ellis Apartment REIT will bear the entire cost of the solicitation of proxies from its stockholders. We have retained Ellen Philip Associates, Inc. to assist us in connection with the solicitation of proxies for the annual meeting. We expect to pay approximately $32,000 for such services. In addition to the mailing of these proxy materials, the solicitation of proxies may be made in person, by telephone or by electronic communication by our directors and officers who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to our stockholders.

Whom should I call if I have any questions?

If you have any questions about how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:

Investor Services Department
Grubb & Ellis Apartment REIT, Inc.
4 Hutton Centre Drive, Suite 700
Santa Ana, CA 92707
Telephone: (877) 888-7348 ext. 52411 or (714) 975-2411

PROPOSAL FOR
ELECTION OF DIRECTORS

Background

The Board of Directors currently consists of five directors. Our charter and bylaws provide for a minimum of three and a maximum of 15 directors and that our directors each serve a term of one year, but may be re-elected. The Board of Directors has nominated Stanley J. Olander, Jr., Andrea R. Biller, Glenn W. Bunting, Jr., W. Brand Inlow and Robert A. Gary, IV, each for a term of office commencing on the date of the 2009 Annual Meeting of Stockholders of Grubb & Ellis Apartment REIT, Inc. and ending on the date of the 2010 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies. Each of Messrs. Olander, Bunting, Inlow and Gary, as well as Ms. Biller, currently serve as a member of the Board of Directors.

Unless otherwise instructed on the proxy, the shares represented by proxies will be voted FOR ALL NOMINEES for director named below. Each of the nominees has consented to being named as a nominee in this proxy statement and has agreed that, if elected, he or she will serve on the Board of Directors for a one-year term ending on the date of the 2010 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualifies. If any nominee becomes unavailable for any reason, the shares represented by proxies may be voted for a substitute nominee designated by the Board of Directors. We are not aware of any family relationship among any of the nominees to become directors or executive officers of Grubb & Ellis Apartment REIT, Inc. Each of the nominees for election as director has stated that there is no arrangement or understanding of any kind between him or her and any other person relating to his or her election as a director, except that such nominees have agreed to serve as our directors if elected.

Information about Director Nominees

Stanley J. (“Jay”) Olander, Jr., age 54, has been the Chief Executive Officer and a director of our company and the Chief Executive Officer of Grubb & Ellis Apartment REIT Advisor, LLC, or our advisor, since December 2005. Since December 2006, he has also served as Chairman of our Board of Directors and since April 2007, he has served as our President and President of our advisor. Mr. Olander has also been a managing member of ROC REIT Advisors, LLC, or ROC REIT Advisors, since 2006. Since July 2007, Mr. Olander has also served as Chief Executive Officer, President and Chairman of the Board of Grubb & Ellis Residential Management, Inc., or Residential Management. Since December 2007, Mr. Olander has also served as the Executive Vice President, Multifamily Division of Grubb & Ellis Company, or Grubb & Ellis, or our sponsor. He served as President and Chief Financial Officer and a member of the board of directors of Cornerstone Realty Income Trust, Inc., or Cornerstone, from 1996 until April 2005. Prior to the sale of Cornerstone in April 2005, the company’s shares of common stock were listed on the New York Stock Exchange, and it owned approximately 23,000 apartment units in five states and had a total market capitalization of approximately $1.5 billion. Mr. Olander has been responsible for the acquisition and financing of approximately 40,000 apartment units. He received a B.S. degree in Business Administration from Radford University in Virginia and an M.A. degree in Real Estate and Urban Land Development from Virginia Commonwealth University.

Andrea R. Biller, age 59, has been a director since June 2008 and has also served as our Secretary since April 2009 and from December 2005 to February 2009. She has also served as General Counsel of our advisor since December 2005. She has also served as the General Counsel, Executive Vice President and Secretary of our sponsor since December 2007, and of NNN Realty Advisors, Inc., or NNN Realty Advisors, a wholly owned subsidiary of Grubb & Ellis and our former sponsor, since September 2006 and as a director of NNN Realty Advisors since December 2007. She has served as General Counsel for Grubb & Ellis Realty Investors, LLC, or Grubb & Ellis Realty Investors, since March 2003 and as Executive Vice President since January 2007. Ms. Biller has also served as the Secretary of Residential Management and Grubb & Ellis Securities, Inc., or Grubb & Ellis Securities, since October 2008 and March 2004, respectively. Ms. Biller has also served as the Executive Vice President and Secretary of Grubb & Ellis Healthcare REIT, Inc. since April 2006, the Executive Vice President of Grubb & Ellis Healthcare REIT Advisor, LLC, since July 2006 and as the

Executive Vice President and Secretary of Grubb & Ellis Healthcare REIT II, Inc., or Grubb & Ellis Healthcare REIT II, since January 2009. Ms. Biller also served as the Secretary and Executive Vice President of G REIT, Inc., from June 2004 and December 2005, respectively, to January 2008, and as the Secretary of T REIT, Inc., from May 2004 to July 2007. Ms. Biller practiced as a private attorney specializing in securities and corporate law from 1990 to 1995 and 2000 to 2002. She practiced at the United States Securities and Exchange Commission, or SEC, from 1995 to 2000, including two years as special counsel for the Division of Corporation Finance. Ms. Biller received a B.A. degree in Psychology from Washington University, an M.A. degree in Psychology from Glassboro State University and a J.D. degree from George Mason University School of Law, where she graduated with distinction. Ms. Biller is a member of the California, Virginia and the District of Columbia State Bar Associations.

Glenn W. Bunting, Jr., age 64, has been an independent director since December 2005. He has served as President of American KB Properties, Inc., which develops and manages shopping centers, since 1985. He has also served as President of G. B. Realty Corporation, which brokers shopping centers and apartment communities, since 1980. Mr. Bunting is a current director of Apple REIT Seven, Inc. and Apple REIT Eight, Inc., for which he also serves as the chair of their audit and compensation committees and as a member of their executive committees. He is also a former director of Apple Hospitality Two, Inc., Apple Hospitality Five, Inc. and Cornerstone, where he served on that company’s audit committee. Mr. Bunting received a B.S. degree in Business Administration from Campbell University.

Robert A. Gary, IV, age 55, has been an independent director since December 2005. He is the chairman and designated financial expert for our Audit Committee. Mr. Gary co-founded Keiter, Stephens, Hurst, Gary and Shreaves, which is an independent certified public accounting firm based in Richmond, Virginia, in 1978, where he has worked since its formation. His accounting practice focuses on general business consulting, employee benefits and executive compensation, and estate planning and administration. Mr. Gary is a former director of Cornerstone where he served as chairperson of the company’s audit committee. He received a B.S. in Accounting from Wake Forest University and an M.B.A. from the University of Virginia’s Darden School. He is a member of the American Institute of Certified Public Accountants and the Virginia Society of Certified Public Accountants.

W. Brand Inlow, age 55, has been an independent director since December 2005. He is a principal, co-founder, and serves as Director of Acquisitions for McCann Realty Partners, LLC, an apartment investment company focusing on garden apartment communities in the southeast, formed in October 2004. Since November 2003, Mr. Inlow has provided professional consulting services to the multifamily industry on matters related to acquisitions, dispositions, asset management and property management operations, and through an affiliation with Planned Property Realty Corporation in Richmond, Virginia conducts commercial real estate brokerage. Mr. Inlow also is President of Jessie’s Wish, Inc., a Virginia non-profit corporation dedicated to awareness, education and financial assistance for patients and families dealing with eating disorders. Mr. Inlow served as President of Summit Realty Group, Inc. in Richmond, Virginia, from September 2001 through November 2003. Prior to joining Summit Realty, from December 1999 to August 2001, he was Vice President of Acquisitions for EEA Realty, LLC in Alexandria, Virginia, where he was responsible for acquisition, disposition, and financing of company assets, which were primarily garden apartment properties. Prior to joining EEA Realty, LLC, from December 1992 to November 1999, Mr. Inlow worked for United Dominion Realty Trust, Inc., a publicly traded REIT, as Assistant Vice President and Senior Acquisition Analyst, where he was responsible for the acquisition of garden apartment communities. Mr. Inlow also serves as a trustee of G REIT Liquidating Trust and as the sole trustee of T REIT Liquidating Trust.

The Board of Directors recommends a vote FOR ALL NOMINEES for election as directors.

EXECUTIVE OFFICERS

Information regarding our executive officers is set forth below.

For biographical information regarding Mr. Olander, our Chief Executive Officer, President and Chairman, and Ms. Biller, our Secretary, see “— Information about Director Nominees” above.

David L. Carneal, age 45, has been the Executive Vice President and Chief Operating Officer of our company and our advisor since December 2005. Mr. Carneal has also been a managing member of ROC REIT Advisors since 2006. Since July 2007, Mr. Carneal has also served as an Executive Vice President of Residential Management. From 1998 to 2003, Mr. Carneal served as Senior Vice President of operations of Cornerstone, and from 2003 to 2005, served as Executive Vice President and Chief Operating Officer. Mr. Carneal was responsible for overseeing the property management operations of approximately 23,000 apartment units. Prior to joining Cornerstone, Mr. Carneal held management and development positions with several other multifamily property management companies including Trammell Crow Residential. Mr. Carneal received a B.A. degree in History and Government from the University of Virginia.

Shannon K S Johnson, age 31, has served as our Chief Financial Officer since April 2006. Ms. Johnson has also served as a Financial Reporting Manager for Grubb & Ellis Realty Investors since January 2006 and Chief Financial Officer of Grubb & Ellis Healthcare REIT II, Inc. since January 2009. Ms. Johnson also served as the Chief Financial Officer of Grubb & Ellis Healthcare REIT, Inc. from August 2006 to March 2009. From June 2002 to January 2006, Ms. Johnson gained public accounting and auditing experience while employed as an auditor with PricewaterhouseCoopers, LLP. Prior to joining PricewaterhouseCoopers, LLP, from September 1999 to June 2002, Ms. Johnson worked as an auditor with Arthur Andersen, LLP, where she worked on the audits of a variety of public and private entities. Ms. Johnson is a Certified Public Accountant and received a B.A. degree in Business-Economics and a minor in Accounting from the University of California, Los Angeles, where she graduated summa cum laude.

Cora Lo, age 34, has served as our Assistant Secretary since June 2008. Ms. Lo has also served as Senior Corporate Counsel for Grubb & Ellis since December 2007, having served as Senior Corporate Counsel and Securities Counsel for Grubb & Ellis Realty Investors since January 2007 and December 2005, respectively. Ms. Lo has also served as Assistant Secretary of Grubb & Ellis Healthcare REIT II since March 2009. From September 2002 to December 2005, Ms. Lo served as General Counsel of I/OMagic Corporation, a publicly traded company. Prior to September 2002, Ms. Lo practiced as a private attorney specializing in corporate and securities law. Ms. Lo also interned at the SEC, Division of Enforcement, in 1998. Ms. Lo received a B.A. degree in Political Science from the University of California, Los Angeles and a J.D. degree from Boston University. Ms. Lo is a member of the California State Bar Association.

Gustav G. Remppies, age 48, has been the Executive Vice President and Chief Investment Officer of our company and our advisor since December 2005. Mr. Remppies has also been a managing member of ROC REIT Advisors since 2006. Since July 2007, Mr. Remppies has also served as an Executive Vice President of Residential Management. From 1995 to 2003, Mr. Remppies served as Senior Vice president of Acquisition of Cornerstone, and from 2003 to 2005, served as Executive Vice President and Chief Investment Officer. As such, he was responsible for all acquisitions, dispositions, financing and development for Cornerstone. During this tenure, Mr. Remppies oversaw the acquisition and development of approximately 30,000 apartment units. In addition, he oversaw the placement of over $500 million in debt, both secured and unsecured, with a variety of lenders. He is a graduate of the University of Richmond in Virginia, where he received a B.S. degree in Business Administration.

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors held 16 meetings during the fiscal year ended December 31, 2008. Each of our incumbent directors attended at least 75.0% of the aggregate total number of meetings of the Board of Directors held during the period for which he or she served as a director and of the aggregate total number of meetings held by all committees of the Board of Directors on which he or she served during the periods in which he or she served.

Director Attendance at Annual Meetings

Although we have no policy with regard to attendance by the members of the Board of Directors at our annual meetings, we invite and encourage the members of the Board of Directors to attend our annual meetings to foster communication between stockholders and the Board of Directors. All five members of the Board of Directors attended the 2008 Annual Meeting of Stockholders.

Contacting the Board of Directors

Any stockholder who desires to contact members of the Board of Directors may do so by writing to: Grubb & Ellis Apartment REIT, Inc., Board of Directors, 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705, Attention: Secretary. Communications received will be distributed by our Secretary to such member or members of the Board of Directors as deemed appropriate by our Secretary, depending on the facts and circumstances outlined in the communication received. For example, if any questions regarding accounting, internal accounting controls and auditing matters are received, they will be forwarded by our Secretary to the Audit Committee for review.

Director Independence

We have a five-member Board of Directors. Our charter provides that a majority of the directors must be “independent directors.” Two of our directors, Stanley J. Olander, Jr. and Andrea R. Biller, are affiliated with us and we do not consider them to be independent directors. Our three remaining directors qualify as “independent directors” as defined in our charter in compliance with the requirements of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts. As defined in our charter, the term “independent director” means a director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with the sponsor or the advisor by virtue of: (1) ownership of an interest in our sponsor, our advisor or any of their affiliates, other than our company; (2) employment by our sponsor, our advisor or any of their affiliates; (3) service as an officer or director of our sponsor, our advisor or any of their affiliates; (4) performance of services, other than as a director for us; (5) service as a director or trustee of more than three REITs organized by our sponsor or advised by our advisor; or (6) maintenance of a material business or professional relationship with our sponsor, our advisor or any of their affiliates.

Each of our independent directors would also qualify as independent under the rules of the New York Stock Exchange and our Audit Committee members would qualify as independent under the New York Stock Exchange’s rules applicable to Audit Committee members. However, our stock is not listed on the New York Stock Exchange.

Committees of the Board of Directors

We have two standing committees of our Board of Directors, the Audit Committee and the Executive Committee. From time to time our Board of Directors may establish other committees it deems appropriate to address specific areas in more depth than may be possible at a full Board of Directors meeting, provided that a majority of the members of each committee are independent directors.

Audit Committee.  We have an Audit Committee which must be comprised of a minimum of three individuals, a majority of whom are independent directors. Currently, the Audit Committee includes Messrs. Gary, Bunting, and Inlow, all of whom are independent directors. Mr. Gary is designated as the Audit Committee financial expert and serves as the Audit Committee chairman. The Audit Committee has adopted a charter, which is available to stockholders at www.gbe-reits.com/Apartment/Company/CorporateGovernance.aspx. The Audit Committee held four meetings during the fiscal year ended December 31, 2008. The Audit Committee:

•	makes recommendations to our Board of Directors concerning the engagement of independent public accountants;

•	reviews the plans and results of the audit engagement with the independent public accountants;

•	approves professional services provided by, and the independence of, the independent public accountants;

•	considers the range of audit and non-audit fees; and

•	consults with the independent public accountants regarding the adequacy of our internal accounting controls.

Executive Committee.  We have an Executive Committee comprised of Mr. Olander, the chairman, and Messrs. Bunting, Gary and Inlow, our independent directors. The Executive Committee has all of the powers of the full Board of Directors except for those that may not be delegated to a committee as provided under the Maryland General Corporation Law.

Acquisition Committee.  We currently do not have, but we may have in the future, an Acquisition Committee comprised of members of our Board of Directors to approve acquisitions that do not require approval by the full Board of Directors. Currently, each of our acquisitions must be approved by a majority of our Board of Directors as being fair and reasonable to our company and consistent with our investment objectives. Properties may be acquired from our advisor or its affiliates or our officers and directors, provided that a majority of our Board of Directors, including a majority of our independent directors, not otherwise interested in the transaction, approve the transaction as being fair and reasonable to our company and at a price to our company no greater than the cost of the property to the affiliate, unless substantial justification exists, for a price in excess of the cost to the affiliate and the excess is reasonable.

Compensation Committee.  We currently do not have, but we may have in the future, a Compensation Committee comprised of a minimum of three directors, including at least two independent directors, to establish compensation strategies and programs for our directors and executive officers. However, at a later date, the Compensation Committee may exercise all powers of our Board of Directors in connection with establishing and implementing compensation matters. Stock-based compensation plans will be administered by the Board of Directors if the members of the Compensation Committee do not qualify as “non-employee directors” within the meaning of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our Board of Directors believes that it is appropriate for our Board of Directors not to have a standing Compensation Committee based upon the fact that our executive officers and our non-independent directors do not receive compensation directly from us for services rendered to us, and we do not intend to pay compensation directly to our executive officers or our non-independent directors. Our independent directors receive compensation pursuant to the terms of our 2006 Incentive Award Plan, as amended, or the 2006 Plan, which is described under “Compensation of Directors and Executive Officers.”

Nominating and Corporate Governance Committee.  We do not have a separate Nominating and Corporate Governance Committee. We believe that our Board of Directors is qualified to perform the functions typically delegated to a Nominating and Corporate Governance Committee and that the formation of a separate committee is not necessary at this time. Instead, the full Board of Directors performs functions similar to those which might otherwise normally be delegated to such a committee, including, among other things, developing a set of corporate governance principles, adopting a code of ethics, adopting objectives with respect to conflicts of interest, monitoring our compliance with corporate governance requirements of state and federal law, establishing criteria for prospective members of our Board of Directors, conducting candidate searches and interviews, overseeing and evaluating our Board of Directors and our management, evaluating from time to time the appropriate size and composition of our Board of Directors and recommending, as appropriate, increases, decreases and changes to the composition of our Board of Directors and formally proposing the slate of directors to be elected at each annual meeting of our stockholders.

The Board of Directors will consider nominees for our Board of Directors recommended by stockholders. Notice of proposed stockholder nominations for director must be delivered in accordance with the requirements set forth in our bylaws and SEC Rule 14a-8 promulgated under the Exchange Act. Nominations must include the full name of the proposed nominee, a brief description of the proposed nominee’s business experience for at least the previous five years and a representation that the nominating stockholder is a beneficial or record owner of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Nominations should be delivered to: Grubb & Ellis Apartment REIT, Inc., Board of Directors, 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705, Attention: Secretary.

In considering possible candidates for election as a director, the Board of Directors is guided by the principle that each director should (i) be an individual of high character and integrity; (ii) be accomplished in his or her respective field, with superior credentials and recognition; (iii) have relevant expertise and experience upon which to be able to offer advice and guidance to management; (iv) have sufficient time available to devote to our affairs; (v) represent the long-term interests of our stockholders as a whole; and (vi) represent a diversity of background and experience.

Qualified candidates for membership on the Board of Directors will be considered without regard to race, color, religion, gender, ancestry, national origin or disability. The Board of Directors will review the qualifications and backgrounds of directors and nominees (without regard to whether a nominee has been recommended by stockholders), as well as the overall composition of the Board of Directors, and recommend the slate of directors to be nominated for election at the annual meeting of stockholders. We do not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

We have no employees. Our executive officers are all employees of our advisor and/or its affiliates, and are compensated by these entities for their services to us. Our day-to-day management is performed by our advisor and its affiliates. We pay these entities fees and reimburse expenses pursuant to an advisory agreement with our advisor, or the Advisory Agreement. We do not currently intend to pay any compensation directly to our executive officers. As a result, we do not have, and our Board of Directors has not considered, a compensation policy or program for our executive officers and has not included a Compensation Discussion and Analysis in this proxy statement.

Option/SAR Grants in Last Fiscal Year

No option grants were made to officers or directors for the year ended December 31, 2008.

Compensation Committee Interlocks and Insider Participation

Other than Mr. Olander and Ms. Biller, no member of our Board of Directors served as an officer or employee of Grubb & Ellis Apartment REIT, Inc. or any of our subsidiaries during the fiscal year ended December 31, 2008 or formerly served as an officer of Grubb & Ellis Apartment REIT, Inc. or any of our subsidiaries. In addition, during the fiscal year ended December 31, 2008, none of our executive officers served as a member of a Compensation Committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Director Compensation

Pursuant to the terms of our director compensation program, which are contained in the 2006 Plan, our independent directors receive the following forms of compensation:

•	Annual Retainer. Our independent directors receive an annual retainer of $15,000.

•	Meeting Fees. Our independent directors receive $1,000 for each Board of Directors meeting and Executive Committee meeting attended in person or by telephone, $500 for each committee meeting, other than an Executive Committee meeting, attended in person or by telephone, and an additional $2,000 to the Audit Committee chairman for each Audit Committee meeting attended in person or by telephone. If a Board of Directors meeting is held on the same day as a committee meeting, an additional fee will not be paid for attending the committee meeting, except to the Audit Committee chairman.

•	Equity Compensation. Upon initial election to the Board of Directors, each independent director receives 1,000 shares of restricted common stock, and an additional 1,000 shares of restricted common stock upon his or her subsequent election each year. The restricted shares vest as to 20.0% of the shares on the date of grant and on each anniversary thereafter over four years from the date of grant.

•	Other Compensation. We reimburse our directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings, including committee meetings, of our Board of Directors. Our independent directors do not receive other benefits from us.

Our non-independent directors do not receive any compensation from us.

The following table sets forth the compensation earned by our directors from us in 2008:

	Fees Earned
	or Paid	Stock
	in Cash	Awards	Total
Name	($)(1)	($)(2)	($)

Stanley J. Olander, Jr.(3)	—	—	—
Scott D. Peters(3)(4)	—	—	—
Andrea R. Biller(3)(5)	—	—	—
Glenn W. Bunting, Jr.	32,000	7,052	39,052
Robert A. Gary, IV	38,000	7,052	45,052
W. Brand Inlow	31,000	7,052	38,052

(1)	Consists of the amounts described below.

		Basic Annual
		Retainer	Meeting Fees
Director	Role	($)	($)

Olander	Chairman of the Board	—	—
Peters	Director	—	—
Biller	Director	—	—
Bunting	Member, Audit Committee	15,000	17,000
Gary	Chairman, Audit Committee	15,000	23,000
Inlow	Member, Audit Committee	15,000	16,000

(2)	The amounts in this column represent the proportionate amount of the total fair value of stock awards recognized by us in 2008 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The amounts included in the table for each award include the amount recorded as expense in our consolidated statement of operations for the year ended December 31, 2008. The fair values of these awards and the amounts expensed in 2008 were determined in accordance with Statement of Financial Accounting Standards, or SFAS, No. 123(R), Share-Based Payment, or SFAS No. 123(R).

The following table shows the shares of restricted common stock awarded to each director during 2008, and the aggregate grant date fair value for each award (computed in accordance with SFAS No. 123(R)).

			Full Grant
		Number of	Date Fair
		Restricted	Value of
Director	Grant Date	Shares (#)	Award ($)

Olander	—	—	—
Peters	—	—	—
Biller	—	—	—
Bunting	06/25/08	1,000	10,000
Gary	06/25/08	1,000	10,000
Inlow	06/25/08	1,000	10,000

The following table shows the aggregate numbers of nonvested restricted shares of common stock held by each director as of December 31, 2008:

Nonvested
Director	Restricted Stock

Olander	—
Peters	—
Biller	—
Bunting	1,800
Gary	1,800
Inlow	1,800

(3)	Mr. Olander and Ms. Biller are not independent directors. In addition, Mr. Peters was not an independent director.

(4)	Mr. Peters served as our director until June 2008.

(5)	Ms. Biller has served as our director since June 2008.

2006 Incentive Award Plan

Awards pursuant to the 2006 Plan are made in shares of our common stock. Under the terms of the 2006 Plan, the aggregate number of shares of our common stock subject to options, restricted stock awards, stock purchase rights, stock appreciation rights, or SARs, and other awards will be no more than 2,000,000 shares, subject to adjustment under specified circumstances.

Our Board of Directors administers the 2006 Plan. The 2006 Plan provides that the administrator may grant or issue stock options, SARs, restricted stock, deferred stock, dividend equivalents, performance awards and stock payments, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

Our officers, employees and consultants, if any, and our independent directors, as well as executive officers and key employees of our advisor, are eligible to receive awards under the 2006 Plan. The administrator determines which of our officers, employees, consultants, independent directors and the executive officers and key employees of our advisor will be granted awards.

The maximum number of shares which may be subject to options, stock purchase rights, SARs and other awards granted pursuant to the 2006 Plan to any individual in any calendar year may not exceed 250,000 shares. In addition, the maximum amount of cash that may be paid as a cash bonus to any individual in any calendar year is $1,000,000.

On July 19, 2006, we granted an aggregate of 4,000 shares of restricted common stock, as defined in the 2006 Plan, to our independent directors under the 2006 Plan, of which 20.0% vested on the grant date and 20.0% will vest on each of the first four anniversaries of the date of the grant. On June 12, 2007 and June 25, 2008, in connection with their re-election, we granted an aggregate of 3,000 shares of restricted common stock to our independent directors under the 2006 Plan, which will vest over the same period described above. The fair value of each share of restricted common stock was estimated at the date of grant at $10.00 per share, the per share price of shares of our common stock in our Offering, and is amortized on a straight-line basis over the vesting period. Shares of restricted common stock may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. Such restrictions expire upon vesting. For the years ended December 31, 2008 and 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we recognized compensation expense of $21,000, $15,000 and $11,000, respectively, related to the restricted common stock grants. Shares of restricted common stock have full voting rights and rights to dividends.

As of December 31, 2008 and 2007, there was $45,000 and $36,000, respectively, of total unrecognized compensation expense, net of estimated forfeitures, related to nonvested shares of restricted common stock. As of December 31, 2008, this expense is expected to be realized over a remaining weighted-average period of 2.71 years.

As of December 31, 2008 and 2007, the fair value of the nonvested shares of restricted common stock was $54,000 and $42,000, respectively. A summary of the status of the nonvested shares of restricted common stock as of December 31, 2008, 2007 and 2006, and the changes for the years ended December 31, 2008 and 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, is presented below:

		Weighted
	Restricted	Average Grant
	Common	Date Fair
	Stock	Value

Balance — January 10, 2006 (Date of Inception)	—	$—
Granted	4,000	10.00
Vested	(800)	10.00
Forfeited	(800)	10.00

Balance — December 31, 2006	2,400	10.00
Granted	3,000	10.00
Vested	(1,200)	10.00
Forfeited	—	—

Balance — December 31, 2007	4,200	10.00
Granted	3,000	10.00
Vested	(1,800)	10.00
Forfeited	—	—

Balance — December 31, 2008	5,400	$10.00

Expected to vest — December 31, 2008	5,400	$10.00

Amendment and Termination of the 2006 Incentive Award Plan

Our Board of Directors may not, without stockholder approval given within 12 months of our Board of Directors’ action, amend the 2006 Plan to increase the number of shares of our common stock that may be issued pursuant to the 2006 Plan.

Our Board of Directors may terminate the 2006 Plan at any time. The 2006 Plan will be in effect until terminated by our Board of Directors. However, in no event may any award be granted pursuant to the 2006 Plan after 10 years following the 2006 Plan’s effective date, July 19, 2006. Except as indicated above, our Board of Directors may modify the 2006 Plan from time to time.

EQUITY COMPENSATION PLAN INFORMATION

Under the terms of the 2006 Plan, the aggregate number of shares of our common stock subject to options, restricted shares of common stock, stock purchase rights, SARs or other awards, will be no more than 2,000,000 shares.

	Number of Securities		Number of
	to be Issued Upon	Weighted Average	Securities
	Exercise of	Exercise Price of	Remaining
	Outstanding Options,	Outstanding Options,	Available for
Plan Category	Warrants and Rights	Warrants and Rights	Future Issuance

Equity compensation plans approved by security holders(1)	—	—	1,990,800
Equity compensation plans not approved by security holders	—	—	—

Total	—		1,990,800

(1)	On July 19, 2006, we granted an aggregate of 4,000 shares of restricted common stock, as defined in the 2006 Plan, to our independent directors under the 2006 Plan, of which 20.0% vested on the grant date and 20.0% will vest on each of the first four anniversaries of the date of the grant. On each of June 12, 2007 and June 25, 2008, in connection with their re-election, we granted an aggregate of 3,000 shares of restricted common stock to our independent directors under the 2006 Plan, which will vest over the same period described above. Such shares are not shown in the chart above as they are deemed outstanding shares of our common stock; however such grants reduce the number of securities remaining available for future issuance. In addition, 800 shares of restricted common stock were forfeited in November 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of April 13, 2009, the number of shares of our common stock beneficially owned by (1) any person who is known by us to be the beneficial owner of more than 5.0% of the outstanding shares of our common stock; (2) our directors; (3) our named executive officers and (4) all of our directors and executive officers as a group. The percentage of common stock beneficially owned is based on 15,901,519 shares of our common stock outstanding as of April 13, 2009. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes securities over which a person has voting or investment power and securities that a person has the right to acquire within 60 days.

	Number of Shares
	of Common Stock
Name of Beneficial Owners(1)	Beneficially Owned	Percentage

Stanley J. Olander, Jr.(2)	22,223	*
Shannon K S Johnson	—	*
Andrea R. Biller	—	*
Glenn W. Bunting, Jr.(3)	3,293	*
Robert A. Gary, IV(3)	3,000	*
W. Brand Inlow(3)	3,000	*

All directors and executive officers as a group (9 persons)	31,516	*

*	Represents less than 1.0% of our outstanding common stock.

(1)	The address of each beneficial owner listed is c/o Grubb & Ellis Apartment REIT, Inc., 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705.

(2)	Includes 22,223 shares of our common stock owned by our advisor. Stanley J. Olander, Jr. is the Chief Executive Officer of our advisor. Our advisor also owns 100 units of Grubb & Ellis Apartment REIT Holdings, L.P., or our operating partnership.

(3)	Includes vested and nonvested restricted shares of common stock.

None of the above shares have been pledged as security.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires each director, officer, and individual beneficially owning more than 10.0% of a registered security of the company to file with the SEC, within specified time frames, initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock of the company. These specified time frames require the reporting of changes in ownership within two business days of the transaction giving rise to the reporting obligation. Reporting persons are required to furnish us with copies of all Section 16(a) forms filed with the SEC. Based solely on a review of the copies of such forms furnished to us during and with respect to the fiscal year ended December 31, 2008 or written representations that no additional forms were required, to the best of our knowledge, all required Section 16(a) filings were timely and correctly made by reporting persons during 2008, except that Messrs. Bunting, Gary and Inlow did not timely file a Form 4 related to the grant of 1,000 shares of restricted common stock upon their re-election as directors on June 25, 2008. Messrs. Bunting, Gary and Inlow each filed their respective Form 4 related to such grant on October 20, 2008.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationships Among Our Affiliates

Some of our executive officers and our non-independent directors are also executive officers and employees and/or holders of direct or indirect interests in our advisor, our sponsor, and Grubb & Ellis Realty Investors, or other affiliated entities.

Grubb & Ellis Realty Investors owns a 50.0% managing member interest in our advisor. Grubb & Ellis Apartment Management, LLC, or Grubb & Ellis Apartment Management, owns a 25.0% non-managing member interest in our advisor. The members of Grubb & Ellis Apartment Management include: (1) Andrea R. Biller, our Secretary and director and our advisor’s general counsel; and (2) Grubb & Ellis Realty Investors for the benefit of other employees who perform services for us. Ms. Biller and Grubb & Ellis Realty Investors own an 18.0% and 82.0% membership interest, respectively, in Grubb & Ellis Apartment Management.

ROC REIT Advisors owns a 25.0% non-managing member interest in our advisor. The members of ROC REIT Advisors are: (1) Stanley J. Olander, Jr., our Chief Executive Officer, President and Chairman of our Board of Directors and our advisor’s Chief Executive Officer; (2) Gustav G. Remppies, our Executive Vice President and Chief Investment Officer and our advisor’s Executive Vice President and Chief Investment Officer; and (3) David L. Carneal, our Executive Vice President and Chief Operating Officer and our advisor’s Executive Vice President and Chief Operating Officer.

Messrs. Olander, Remppies and Carneal each own a 33.3% membership interest in ROC Realty Advisors, an entity that owned 50.0% of the membership interests in NNN/ROC Apartment Holdings, LLC. NNN/ROC Apartment Holdings, LLC owns several entities that master lease properties sponsored by Grubb & Ellis Realty Investors and earns fees as a result of property acquisitions by programs sponsored by Grubb & Ellis Realty Investors, other than us. On July 20, 2007, NNN Realty Advisors purchased 100% of the membership interests in ROC Realty Advisors from Messrs. Olander, Remppies and Carneal for an aggregate purchase price of: (1) 400,000 shares of restricted stock of NNN Realty Advisors, which is subject to vesting pursuant to a Restricted Stock Agreement, (2) a $1,700,000 cash payment and (3) an additional cash payment of $1,000,000 that is to be paid out in equal installments on the first business day following January 1 of 2008, 2009 and 2010. The restricted shares of common stock converted into shares of restricted common stock of Grubb & Ellis in connection with the reverse merger of NNN Realty Advisors and Grubb & Ellis.

Fees and Expenses Paid to Affiliates

Upon the effectiveness of our Offering, we entered into the Advisory Agreement with our advisor and a dealer manager agreement with Grubb & Ellis Securities, or our dealer manager. These agreements entitle our advisor, our dealer manager and their affiliates to specified compensation for certain services, as well as reimbursement of certain expenses. In the aggregate, for the years ended December 31, 2008 and 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we incurred $17,098,000, $14,069,000 and $4,125,000, respectively, to our advisor and its affiliates as detailed below.

Offering Stage

Selling Commissions

Our dealer manager receives selling commissions of up to 7.0% of the gross offering proceeds from the sale of shares of our common stock in our Offering other than shares of our common stock sold pursuant to our distribution reinvestment plan, or the DRIP. Our dealer manager may re-allow all or a portion of these fees to participating broker-dealers. For the years ended December 31, 2008 and 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we incurred $4,571,000, $4,652,000 and $1,141,000, respectively, in selling commissions to our dealer manager. Such selling commissions are charged to stockholders’ equity as such amounts are reimbursed to our dealer manager from the gross proceeds of our Offering.

Marketing Support Fee and Due Diligence Expense Reimbursements

Our dealer manager receives non-accountable marketing support fees of up to 2.5% of the gross offering proceeds from the sale of shares of our common stock in our Offering other than shares of our common stock sold pursuant to the DRIP. Our dealer manager may re-allow a portion up to 1.5% of the gross offering proceeds for non-accountable marketing fees to participating broker-dealers. In addition, we may reimburse our dealer manager or its affiliates an additional 0.5% of the gross offering proceeds from the sale of shares of our common stock in our Offering, other than shares of our common stock sold pursuant to the DRIP, as reimbursements for accountable bona fide due diligence expenses. Our dealer manager or its affiliates may re-allow all or a portion of these reimbursements up to 0.5% of the gross offering proceeds to participating broker-dealers for accountable bona fide due diligence expenses. For the years ended December 31, 2008 and 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we incurred $1,687,000, $1,709,000 and $494,000, respectively, in marketing support fees and due diligence expense reimbursements to our dealer manager or its affiliates. Such fees and reimbursements are charged to stockholders’ equity as such amounts are reimbursed to our dealer manager or its affiliates from the gross proceeds of our Offering.

Other Organizational and Offering Expenses

Our other organizational and offering expenses are paid by our advisor or its affiliates on our behalf. Our advisor or its affiliates are reimbursed for actual expenses incurred up to 1.5% of the gross offering proceeds from the sale of shares of our common stock in our Offering other than shares of our common stock sold pursuant to the DRIP. For the years ended December 31, 2008 and 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we incurred $996,000, $1,006,000 and $249,000, respectively, in offering expenses to our advisor and its affiliates. Other organizational expenses are expensed as incurred, and offering expenses are charged to stockholders’ equity as such amounts are reimbursed to our advisor or its affiliates from the gross proceeds of our Offering.

Acquisition and Development Stage

Acquisition Fees

Our advisor or its affiliates receive, as compensation for services rendered in connection with the investigation, selection and acquisition of properties, an acquisition fee of up to 3.0% of the contract purchase price for each property acquired or up to 4.0% of the total development cost of any development property acquired, as applicable. For the years ended December 31, 2008 and 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we incurred $3,609,000, $4,724,000 and $1,884,000, respectively, in acquisition fees to our advisor and its affiliates. Through December 31, 2008, acquisition fees are capitalized as part of the purchase price allocations.

Reimbursement of Acquisition Expenses

Our advisor or its affiliates will be reimbursed for acquisition expenses related to selecting, evaluating, acquiring and investing in properties, which will be paid regardless of whether an asset is acquired. The reimbursement of acquisition fees and expenses, including real estate commissions paid to unaffiliated parties, will not exceed, in the aggregate, 6.0% of the purchase price or total development costs, unless fees in excess of such limits are determined to be commercially competitive, fair and reasonable to us by a majority of our directors not interested in the transaction and by a majority of our independent directors not interested in the transaction. For the years ended December 31, 2008 and 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we incurred $4,000, $3,000 and $0, respectively, in such expenses to our advisor or its affiliates, excluding amounts our advisor or its affiliates paid directly to third parties. Through December 31, 2008, acquisition expenses are capitalized as part of the purchase price allocations.

Operational Stage

Asset Management Fee

Our advisor or its affiliates were paid a monthly fee for services rendered in connection with the management of our assets in an amount equal to one-twelfth of 1.0% of the average invested assets calculated as of the close of business on the last day of each month, subject to our stockholders receiving annualized distributions in an amount equal to at least 5.0% per annum on average invested capital. The asset management fee is calculated and payable monthly in cash or shares of our common stock, at the option of our advisor or one of its affiliates, not to exceed one-twelfth of 1.0% of our average invested assets as of the last day of the immediately preceding quarter.

On November 26, 2008, we entered into an amendment to the Advisory Agreement, or the Amended Advisory Agreement, with our advisor, which reduced the monthly asset management fee we pay to our advisor in connection with the management of our assets from one-twelfth of 1.0% of our average invested assets to one-twelfth of 0.5% of our average invested assets effective November 1, 2008. Further, pursuant to the Amended Advisory Agreement, effective January 1, 2009, our advisor waived the asset management fee until the quarter following the quarter in which we generate funds from operations, or FFO, excluding non-recurring charges, sufficient to cover 100% of the distributions declared to our stockholders for such quarter.

For the years ended December 31, 2008 and 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we incurred $2,563,000, $950,000 and $0, respectively, in asset management fees to our advisor and its affiliates.

Property Management Fees

Our advisor or its affiliates are paid a monthly property management fee of up to 4.0% of the monthly gross cash receipts from any property managed for us. For the years ended December 31, 2008 and 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we incurred $1,129,000, $489,000 and $24,000, respectively, in property management fees to our advisor and its affiliate.

On-site Personnel Payroll

For the years ended December 31, 2008 and 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, Grubb & Ellis Realty Investors incurred payroll for on-site personnel on our behalf of $2,138,000, $159,000 and $0, respectively.

Operating Expenses

We reimburse our advisor or its affiliates for operating expenses incurred in rendering services to us, subject to certain limitations on our operating expenses. However, we cannot reimburse our advisor or its affiliates for operating expenses that in the four consecutive fiscal quarters then ended exceed the greater of: (1) 2.0% of our average invested assets, as defined in the Advisory Agreement, or (2) 25.0% of our net income for such year, as defined in the Advisory Agreement, unless our independent directors determine that such excess expenses were justified based on unusual and non-recurring factors they deem sufficient. For the 12 months ended December 31, 2008, our operating expenses did not exceed this limitation. Our operating expenses as a percentage of average invested assets and as a percentage of net income were 1.3% and 1,182.8%, respectively, for the 12 months ended December 31, 2008.

For the years ended December 31, 2008 and 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, Grubb & Ellis Realty Investors incurred on our behalf of $130,000, $165,000 and $325,000, respectively, in operating expenses.

Compensation for Additional Services

Our advisor or its affiliates are paid for services performed for us other than those required to be rendered by our advisor or its affiliates under the Advisory Agreement. The rate of compensation for these services must be approved by a majority of our Board of Directors, including a majority of our independent directors, and cannot exceed an amount that would be paid to unaffiliated third parties for similar services.

We entered into a services agreement, effective January 1, 2008, with Grubb & Ellis Realty Investors for subscription agreement processing and investor services. The services agreement had an initial one-year term and is automatically renewed for successive one-year terms. Since Grubb & Ellis Realty Investors is the managing member of our advisor, the terms of this agreement were approved and determined by a majority of our directors, including a majority of our independent directors, as fair and reasonable to us and at fees charged to us in an amount no greater than that which would be paid to an unaffiliated third party for similar services. The services agreement requires Grubb & Ellis Realty Investors to provide us with a 180 day advance written notice for any termination, while we have the right to terminate upon 30 days advance written notice.

For the years ended December 31, 2008 and 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we incurred $47,000, $0 and $0, respectively, for investor services that Grubb & Ellis Realty Investors provided to us.

For the years ended December 31, 2008 and 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, our advisor and its affiliates incurred $44,000, $0 and $0, respectively, in subscription agreement processing that Grubb & Ellis Realty Investors provided to us. As an other organizational and offering expense, these subscription agreement processing expenses will only become our liability to the extent cumulative other organizational and offering expenses do not exceed 1.5% of the gross proceeds of our Offering.

For the years ended December 31, 2008 and 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we also incurred $4,000, $8,000 and $0, respectively, for tax services that Grubb & Ellis Realty Investors provided to us.

Liquidity Stage

Disposition Fees

Our advisor or its affiliates will be paid, for services relating to a sale of one or more properties, a disposition fee up to the lesser of 1.75% of the contract sales price or 50.0% of a customary competitive real estate commission given the circumstances surrounding the sale, as determined by our Board of Directors. The amount of disposition fees paid, plus any real estate commissions paid to unaffiliated parties, will not exceed the lesser of a customary competitive real estate disposition fee given the circumstances surrounding the sale or an amount equal to 6.0% of the contract sales price. For the years ended December 31, 2008 and 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we did not incur such disposition fees.

Incentive Distribution upon Sales

In the event of liquidation, our advisor will be paid an incentive distribution equal to 15.0% of the net proceeds from any disposition of a property after we have received, and paid to our stockholders, our invested capital and any shortfall in our 8.0% annual cumulative, non-compounded return on our adjusted invested capital. Actual amounts to be received depend on the sale prices of properties upon liquidation. For the years ended December 31, 2008 and 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we did not incur such distributions.

Incentive Distribution upon Listing

In the event of a termination of the Advisory Agreement upon the listing of shares of our common stock on a national securities exchange, our advisor will be paid an incentive distribution equal to 15.0% of the amount, if any, by which the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds the sum of gross proceeds from the sale of shares of our common stock plus an 8.0% per annum cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock. The incentive distribution upon listing may be in the form of cash, units of limited partnership interest in our operating partnership or shares of our common stock. Upon our advisor’s receipt of such incentive distribution, our advisor’s special limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sale of our properties. For the years ended December 31, 2008 and 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we did not incur such distributions.

Fees Payable upon Termination of Advisory Agreement

In the event of a termination of the Advisory Agreement due to an internalization of our advisor in connection with our conversion to a self-administered REIT, our advisor will be entitled to compensation to be determined by negotiation between our advisor and our independent directors. Upon our advisor’s receipt of such compensation, our advisor’s special limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sales of our properties. For the years ended December 31, 2008 and 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we did not incur such fees.

Accounts Payable Due to Affiliates, Net

The following amounts were outstanding to affiliates as of December 31, 2008 and 2007:

		December 31,

Entity	Fee	2008	2007

Grubb & Ellis Realty Investors	Operating Expenses	$10,000	$50,000
Grubb & Ellis Realty Investors	Offering Costs	157,000	270,000
Grubb & Ellis Realty Investors	On-site Personnel Payroll	—	10,000
Grubb & Ellis Realty Investors	Acquisition Related Expenses	1,000	—
Grubb & Ellis Securities	Selling Commissions and Marketing Support Fees	30,000	153,000
Residential Management	Property Management Fees	85,000	9,000
Triple Net Properties Realty, Inc.	Asset and Property Management Fees	581,000	284,000

		$864,000	$776,000

Unsecured Note Payables to Affiliate

For the years ended December 31, 2008 and 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we entered into, and in most cases subsequently paid down, the following unsecured note payables with NNN Realty Advisors, evidenced by unsecured promissory notes:

Date of Note	Amount	Maturity Date		Interest Rate	Date Paid in Full

12/28/06	$10,000,000	06/28/07		6.86%	04/06/07
06/29/07	$3,300,000	12/29/07		6.85%	07/31/07
08/01/07	$13,200,000	02/01/08		6.86%	08/22/07
08/29/07	$5,400,000	03/01/08		6.85%	10/17/07
12/21/07	$10,000,000	06/20/08		7.46%	02/20/08
06/27/08	$3,700,000	05/10/09	*	5.26%	—
09/15/08	$5,400,000	09/15/09	**	5.00%	—

*	On November 10, 2008, we executed an extension to extend the maturity date from December 27, 2008 to May 10, 2009.

**	On March 9, 2009, we executed an extension to extend the maturity date from March 15, 2009 to September 15, 2009.

The unsecured note payables to affiliate bear interest at a fixed rate and require monthly interest-only payments for the terms of the unsecured note payables to affiliate. As of December 31, 2008 and 2007, $9,100,000 and $7,600,000, respectively, was outstanding under unsecured note payables to affiliate.

Because these loans were related party loans, the terms of the loans and the unsecured notes were approved by our Board of Directors, including a majority of our independent directors, and deemed fair, competitive and commercially reasonable by our Board of Directors.

On March 18, 2009, we received a letter from NNN Realty Advisors expressing its intent to renew the unpaid balance of the unsecured note payables if any such amounts remain unpaid as of the related maturity dates, so long as our net equity proceeds from our Offering, less funds to conduct our operations, are first applied toward the payoff of our loan agreement in the principal amount of up to $10,000,000 with Wachovia Bank, National Association, or the Wachovia loan, and then to NNN Realty Advisors. As of March 31, 2009, $3,200,000 was outstanding on the Wachovia loan.

Certain Conflict Resolution Restrictions and Procedures

Process for Resolution of Conflicting Opportunities

The independent directors must, by majority vote, approve all actions by our advisor or its affiliates that present potential conflicts with our company, including, related party transactions. Subject to this requirement, our bylaws provide that our directors, officers, employees, if any, and agents, including our advisor, may have business interests and engage in business activities similar to the business to be conducted by our company, as is consistent with their fiduciary duties owed to our company under Maryland law.

The Advisory Agreement gives us the first opportunity to purchase any Class A income-producing multifamily properties placed under contract by our advisor that satisfy our investment objectives, so long as our Board of Directors votes to make the purchase within seven days of being offered such property by our advisor. If our Board of Directors does not vote to make such purchase within seven days of being offered such property, our advisor is free to offer such opportunity to any other affiliates or non-affiliates, as it so chooses.

We believe that the obligation of our advisor and its affiliates to present to us any Class A income-producing multifamily property opportunities that satisfy our investment objectives will help to lessen the competition or conflicts with respect to the acquisition of properties and other transactions which affect our interests.

Acquisitions and Leases of Property from our Advisor, Directors, Officers and Affiliates

Although we do not currently intend to do so, we may acquire and lease properties from our advisor, our directors or officers or their affiliates. The prices or rent we pay for such properties will not be the subject of arm’s-length negotiations. However, we will not acquire a property from our advisor or any affiliate, including our officers and directors, unless a competent independent appraiser confirms that our purchase price is equal to or less than the property’s fair market value. Additionally, for any acquisition or lease of a property from one of those parties, our charter provides that a majority of our Board of Directors not otherwise interested in the transaction, including a majority of our independent directors, must determine that the transaction and the purchase price or rent are fair, reasonable and in our best interests and at a price to us no greater than the cost of the property to that party. If the price to us is in excess of that party’s cost, then a majority of the disinterested directors must determine that substantial justification for the excess exists and the excess is reasonable. We cannot absolutely assure that the price we pay for any such property will not, in fact, exceed that which would be paid by an unaffiliated purchaser. In no event, however, will the cost of a property to our company exceed such property’s current appraised value. In connection with such acquisitions, our advisor or an affiliate of our advisor may receive acquisition fees equal to up to 3.0% of the purchase price of the property or up to 4.0% of the total development cost of any development property acquired. We will also reimburse our advisor for expenses related to selecting, evaluating or acquiring such properties. The sum of the acquisition fees and expenses, including real estate commissions paid to third parties, may not exceed 6.0% of the purchase price of such property or total development cost of such property.

Sales and Leases of Property to our Advisor, Directors, Officers and Affiliates

We may sell our properties to our advisor, our directors or officers or their affiliates. The sales price we receive for such properties will not be the subject of arm’s-length negotiations. However, we will not sell a property to our advisor or any affiliate, including our officers and directors, unless, as our charter provides, a majority of our Board of Directors not otherwise interested in the transaction, including a majority of our independent directors, determines that the transaction is fair, reasonable and in our best interests. Such a sale must also be supported by an independent appraisal prepared by an appraiser who is a member in good standing of the American Institute of Real Estate Appraisers or similar national organization selected by the independent directors. We do not intend to lease our properties to any of these parties.

Our Advisor may have Conflicting Fiduciary Obligations in the Event our Company Acquires Properties with our Advisor’s Affiliates

Our advisor may advise us to acquire an interest in a property through a joint venture arrangement with our advisor’s affiliates. In such instance, our advisor will have a fiduciary duty to our company, our stockholders and the affiliate participating in the joint venture arrangement. In addition, our charter provides that a majority of the independent directors not otherwise interested in the transaction must determine that the transaction is on substantially the same terms and conditions as those received by the other joint venturers and is fair and reasonable to our company.

Non-Arm’s-Length Agreements; Conflicts; Competition

The agreements and arrangements, including those relating to compensation, between our company, our advisor and its affiliates are not the result of arm’s-length negotiations, but are expected to approximate the terms of arm’s-length transactions. While our charter provides that we will not make loans to our advisor or its affiliates, it provides we may borrow money from our advisor or its affiliates for various business purposes, including working capital requirements, but only if a majority of our Board of Directors, including a majority of the independent directors, approve the transaction as being fair, competitive, commercially reasonable and no less favorable to our company than loans between unaffiliated parties under the same circumstances. Our advisor and its affiliates are not prohibited from providing services to, and otherwise dealing or doing business with, persons who deal with us, although there are no present arrangements with respect to any such services. However, no rebates may be received by our advisor or its affiliates, nor may our advisor or any such affiliates participate in any reciprocal business arrangements which would have the effect of circumventing any of the provisions of the Advisory Agreement.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM;
AUDIT AND NON-AUDIT FEES

Deloitte & Touche LLP has served as our independent auditors since January 6, 2006 and audited our consolidated financial statements for the years ended December 31, 2008 and 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006.

The following table lists the fees for services billed by our independent auditors for 2008 and 2007:

Services	2008	2007

Audit Fee(1)	$505,000	$410,000
Audit-related fees(2)	—	10,000
Tax fees(3)	20,000	5,000
All other fees	—	—
Total	$525,000	$425,000

(1)	Audit fees billed in 2008 and 2007 consisted of the audit of our annual consolidated financial statements, a review of our quarterly consolidated financial statements, and statutory and regulatory audits, consents and other services related to filings with the SEC, including filings related to our Offering. These amounts include fees paid by our advisor and its affiliates for costs in connection with our Offering, and to the extent cumulative other organizational and offering expenses exceed 1.5% of the gross proceeds of our Offering, these amounts are not included within our consolidated financial statements.

(2)	Audit-related fees consist of financial accounting and reporting consultations.

(3)	Tax services consist of tax compliance and tax planning and advice.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(b) of the Exchange Act and the rules and regulations of the SEC.

Auditor Independence

The Audit Committee has considered whether the provision of the above noted services is compatible with maintaining our independent registered public accounting firm’s independence and has concluded that the provision of such services has not adversely affected the independent registered public accounting firm’s independence.

AUDIT COMMITTEE REPORT TO STOCKHOLDERS

The role of the Audit Committee is to oversee our financial reporting process on behalf of the Board of Directors. Our management has the primary responsibility for our financial statements as well as our financial reporting process, principles and internal controls. The independent registered public accounting firm is responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States of America.

In this context, the Audit Committee has reviewed and discussed our audited financial statements as of and for the year ended December 31, 2008 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, Professional Standards, as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and it has discussed their independence with us. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of tax preparation, tax consulting services and other non-audit services to us is compatible with maintaining the independent registered public accounting firm’s independence.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 24, 2009.

Audit Committee:

Robert A. Gary, IV, Chairman
Glenn W. Bunting, Jr.
W. Brand Inlow

ANNUAL REPORT

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 is being mailed to stockholders on or about April 30, 2009. Our Annual Report on Form 10-K is not incorporated in this proxy statement and is not deemed a part of the proxy soliciting material.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics, or the Code of Ethics, which contains general guidelines for conducting our business and is designed to help directors, employees and independent consultants resolve ethical issues in an increasingly complex business environment. The Code of Ethics applies to our Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Controller and persons performing similar functions and all members of our Board of Directors. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. Stockholders may request a copy of the Code of Ethics, which will be provided without charge, by writing to: Grubb & Ellis Apartment REIT, Inc., 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705, Attention: Secretary. If, in the future, we amend, modify or waive a provision in the Code of Ethics, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website, www.gbe-reits.com/apartment, as necessary.

PROPOSALS FOR 2010 ANNUAL MEETING OF STOCKHOLDERS

Under SEC regulations, any proposals by stockholders for inclusion in proxy solicitation material for the 2010 Annual Meeting of Stockholders must cause such proposal to be received at our principal executive offices located at 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705, Attention: Secretary, no later than December 31, 2009, in order for the proposal to be considered for inclusion in our proxy statement for that meeting. Stockholders also must follow the procedures prescribed in SEC Rule 14a-8 promulgated under the Exchange Act. If a stockholder wishes to present a proposal at the 2010 Annual Meeting of Stockholders, whether or not the proposal is intended to be included in the 2010 proxy materials, our bylaws currently require that the stockholder give advance written notice to our Secretary at our offices no earlier than December 1, 2009 and no later than December 31, 2009. Stockholders are advised to review our bylaws, which contain other requirements with respect to advance notice of stockholder proposals and director nominations. We presently anticipate holding the 2010 Annual Meeting of Stockholders in June 2010.

OTHER MATTERS

Mailing of Materials; Other Business

On or about April 30, 2009, we will mail a proxy card together with this proxy statement to all stockholders of record at the close of business on April 13, 2009. The only business to come before the annual meeting of which management is aware is set forth in this proxy statement. If any other business does properly come before the annual meeting or any postponement or adjournment thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

It is important that proxies be returned promptly. Therefore, stockholders are urged to date, sign and return the accompanying proxy card in the accompanying return envelope or by fax to  (212) 645-8046 or by telephone by dialing toll-free 1-866-888-4066 or by the Internet at https://www.proxyvotenow.com/aptre.

GRUBB & ELLIS APARTMENT REIT, INC. ANNUAL MEETING OF STOCKHOLDERS JUNE 23, 2009 PROXY CARD Solicited by the Board of Directors CONTROL NUMBER VOTEBYINTERNET VOTEBYTELEPHONE VOTE BY MAIL https://www.proxyvotenow.com/aptre 1-866-888-4066 OR BY FAX Have this proxy card available when you Call toll-free on a touch-tone phone, 24 Mark, date and sign this proxy card and visit the secure voting site and follow the hours a day, seven days a week. Have this mail promptly in the postage-paid simple instructions. You may elect to receive proxy card available when you call and envelope or fax your vote to (212) 645-an e-mail confirmation of your vote. follow the simple instructions. 8046. Do not return the proxy card if you vote by telephone, by Internet, or by fax. All votes, whether by Internet, telephone, mail or fax must be received no later than 5:00 p.m. Pacific Daylight Time, on June 22, 2009, to be included in the voting results. The undersigned stockholder of Grubb & Ellis Apartment REIT, Inc., a Maryland corporation, hereby appoints Stanley J. Olander, Jr. and Andrea R. Biller, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the 2009 Annual Meeting of Stockholders of Grubb & Ellis Apartment REIT, Inc. to be held on June 23, 2009 at 10:00 a.m. local time, at The Jefferson Hotel, 101 West Franklin Street, Richmond, Virginia 23220, and any and all adjournments and postponements thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 23, 2009 The proxy statement and annual report to stockholders are available at https://www.eproxyaccess.com/aptre. You may obtain directions to attend the 2009 Annual Meeting of Stockholders of Grubb & Ellis Apartment REIT, Inc. by calling (804) 285-1082. This proxy is solicited on behalf of the Grubb & Ellis Apartment REIT, Inc. Board of Directors. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2009 Annual Meeting of Stockholders, including matters incident to its conduct or a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies. When properly executed, this proxy will be voted as specified by the undersigned stockholder. If this proxy is executed but no voting instruction is given, this proxy will be voted “FOR ALL NOMINEES” named below. UNLESS YOU HAVE VOTED BY TELEPHONE, FAX OR ON THE INTERNET, PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” NAMED BELOW. 1. For the election of (01) Stanley J. Olander, Jr., (02) Andrea R. Biller, (03) Glenn W. Bunting, Jr., (04) Robert A. Gary, IV, and (05) W. Brand Inlow to serve as Directors until the Annual Meeting of Stockholders of Grubb & Ellis Apartment REIT, Inc. to be held in the year 2010 and until his or her successor is duly elected and qualifies. ForAll Nominees Withheld as to All Nominees ForAll Nominees Except* (01) Stanley J. Olander, Jr. (02) Andrea R. Biller (03) Glenn W. Bunting, Jr. (04) Robert A. Gary, IV (05) W. Brand Inlow *To vote against any individual nominee, strike a line through the nominee’s name When shares are held by joint tenants or tenants in common, the signature of one shall bind all unless the Secretary of the company is given written notice to the contrary and furnished with a copy of the instrument or order which so provides. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person. Signature: Date , 2009 Signature: Date , 2009